EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2022 RESULTS

ANNOUNCES 2023 GUIDANCE AND 2022 ENHANCED
DISTRIBUTION EXPECTATION

•Reported fourth-quarter 2022 Net income attributable to limited partners of $328.6 million, generating fourth-quarter Adjusted EBITDA(1) of $515.8 million.
•Reported full-year 2022 Net income attributable to limited partners of $1.190 billion, generating full-year Adjusted EBITDA(1) of $2.128 billion, achieving the full-year 2022 Adjusted EBITDA guidance range of $2.125 billion to $2.225 billion.
•Reported fourth-quarter 2022 Cash flows provided by operating activities of $489.2 million, generating fourth-quarter Free cash flow(1) of $365.6 million.
•Reported full-year 2022 Cash flows provided by operating activities of $1.701 billion, generating full-year Free cash flow(1) of $1.268 billion, achieving the full-year 2022 Free cash flow guidance range of $1.250 billion to $1.350 billion.
•Achieved year-end 2022 net leverage ratio(2) of 3.1 times.
•Repurchased 19,532,305 common units for aggregate consideration of $487.6 million through December 31, 2022.
•Provided 2023 Adjusted EBITDA(3) guidance range of $2.050 billion to $2.150 billion and total capital expenditures(4) range between $575.0 million and $675.0 million.
•Expect to maintain a quarterly Base Distribution of $0.50 per unit, or $2.00 per unit annualized for full-year 2023.
•Expect to announce an Enhanced Distribution of $140.0 million, or approximately $0.36 per unit, which if approved, would be paid in conjunction with the first-quarter 2023 Base Distribution.(5)

HOUSTON—(BUSINESS WIRE)—February 22, 2023 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced fourth-quarter and full-year 2022 financial and operating results. Net income (loss) attributable to limited partners for the fourth quarter of 2022 totaled

$328.6 million, or $0.85 per common unit (diluted), with fourth-quarter 2022 Adjusted EBITDA(1) totaling $515.8 million, fourth-quarter 2022 Cash flows provided by operating activities totaling $489.2 million, and fourth-quarter 2022 Free cash flow(1) totaling $365.6 million. Net income (loss) attributable to limited partners for full-year 2022 totaled $1.190 billion, or $3.01 per common unit (diluted), with full-year 2022 Adjusted EBITDA(1) totaling $2.128 billion, full-year 2022 Cash flows provided by operating activities totaling $1.701 billion, and full-year 2022 Free cash flow(1) totaling $1.268 billion.
2022 HIGHLIGHTS
•Increased average throughput for natural-gas, crude-oil and NGLs, and produced-water by 1-percent, 3-percent, and 19-percent year-over-year, respectively.
•Repurchased 19,532,305 common units for aggregate consideration of $487.6 million through year-end, including 1,549,948 common units in the fourth quarter for an aggregate consideration of $40.5 million. This represents 39.0-percent of the $1.250 billion common unit repurchase program, which runs through December 31, 2024. The total common units repurchased since September 2020 now represent 13.7-percent of total unaffected units outstanding.
•Achieved year-end 2022 net leverage ratio(2) of 3.1 times, which surpasses the 2022 Enhanced Distribution leverage threshold of 3.4 times.
•Achieved full-year Base Distribution guidance of $2.00 per unit.
•Acquired the remaining 50-percent interest in Ranch Westex JV for $40.1 million and sold our 15-percent interest in Cactus II for $264.8 million.
•Executed multiple, long-term commercial agreements with some of our largest producers in the Delaware Basin supported by either minimum volume commitments or acreage dedications and executed several agreements with new customers in the Maverick Basin.

On February 13, 2023, WES paid its fourth-quarter 2022 per-unit distribution of $0.50, which is in line with the prior quarter’s distribution and is consistent with the Partnership’s previously announced annualized regular quarterly distribution (“Base Distribution”) target of $2.00 per unit. Fourth-quarter and full-year 2022 Free cash flow(1) after distributions totaled $168.5 million and $532.7 million, respectively. Fourth-quarter and full-year 2022 capital expenditures(4) totaled $156.0 million and $538.1 million, respectively.
Fourth-quarter 2022 natural-gas throughput(7) averaged 4.2 Bcf/d, representing a 1-percent sequential-quarter decrease and a 1-percent increase from fourth-quarter 2021. Fourth-quarter 2022 throughput for crude-oil and NGLs assets(7) averaged 649 MBbls/d, representing a 9-percent sequential-

quarter decrease and an 8-percent decrease from fourth-quarter 2021. Fourth-quarter 2022 throughput for produced-water assets(7) averaged 851 MBbls/d, representing a 3-percent sequential-quarter decrease and a 7-percent increase from fourth-quarter 2021.
Full-year 2022 natural-gas throughput(7) averaged 4.2 Bcf/d, representing a 1-percent increase from full-year 2021. Full-year 2022 throughput for crude-oil and NGLs assets(7) averaged 676 MBbls/d, representing a 3-percent increase from full-year 2021. Full-year 2022 throughput for produced-water assets(7) averaged 836 MBbls/d, representing a 19-percent increase from full-year 2021.
“2022 was an incredibly successful year for WES. We grew average year-over-year throughput across all three products and generated the highest Net income and Adjusted EBITDA in our partnership’s history,” said Michael Ure, President and Chief Executive Officer. “Coming into the year, we introduced our capital-return framework, and we have acted on that framework by increasing our Base Distribution by 53-percent, buying back just under 50-percent of our original unit buyback authorization, retiring $504 million of senior notes, and recommending to pay our first Enhanced Distribution payment. As we reflect on 2022 in its entirety, I am very proud of our team’s accomplishments, which include accretive M&A activity, numerous commercial successes, and meaningful execution on our capital-return framework that continues to create substantial value for our stakeholders.”
2022 ENHANCED DISTRIBUTION
“We have been able to meaningfully improve the health of our balance sheet and reduce net leverage from 4.6 times at year-end 2019 to 3.1 times at year-end 2022, which is significantly below our 2022 Enhanced Distribution threshold of 3.4 times,” said Kristen Shults, Senior Vice President and Chief Financial Officer. “Additionally, we continued to focus on returning capital to stakeholders through a balanced approach of repurchasing $488 million of common units, paying $736 million in Base Distributions, and retiring $504 million of senior notes in 2022.”
Ms. Shults continued, “Taking our financial success and current business needs into consideration, we have recommended that the Board use its discretion to consider WES’s 2022 net proceeds from asset sales of $224.2 million as cash flow available for distribution and consider an Enhanced Distribution for 2022 of $140.0 million, or approximately $0.36 per unit based on our current unit count outstanding. WES expects to request formal approval of this Enhanced Distribution in April and to pay this distribution in conjunction with its first-quarter 2023 distribution in May.”
“Our recommendation to pay an Enhanced Distribution reflects our strong Free cash flow profile and the value creation from non-core asset sales in 2022. We view our financial policy, specifically the Enhanced Distribution framework, as a way to generate additional value for our long-term unitholders and to further differentiate WES relative to its peers,” concluded Ms. Shults.
2023 GUIDANCE
Based on the most current production-forecast information from our producer customers, WES is providing 2023 guidance as follows:
•Adjusted EBITDA(3) between $2.050 billion and $2.150 billion.
•Total capital expenditures(4) between $575.0 million and $675.0 million.
•Free cash flow(3) between $1.125 billion and $1.225 billion.
•Full-year 2023 Base Distribution of at least $2.00 per unit(6), which excludes the impact of any potential Enhanced Distribution.
“Although our 2023 Adjusted EBITDA outlook is tempered relative to 2022, we expect our profitability to remain strong. Additionally, we are confident in our ability to generate substantial Free cash flow in 2023, even with an expected year-over-year increase in capital expenditures, which predominantly relates to the construction of Mentone Train III,” said Mr. Ure. “Looking to the future, producer activity levels should remain strong on the acreage we service in the Delaware Basin, and our remaining capital budget allows us to prepare for increasing throughput growth in 2024. As our capital needs subside upon completing Mentone Train III during the fourth quarter of 2023, we will stay focused on creating even more value for our stakeholders through our capital-return framework.”
Mr. Ure continued, “We remain optimistic regarding our expected 2023 operational and financial performance, even with the current and expected challenges facing the energy industry. Our premier asset bases are located within the core of their respective basins, continue to attract producer capital, and are supported by our fee-based contract structures. Additionally, our greatly improved balance sheet puts us in a position of financial strength and enables us to take advantage of market opportunities to create additional value for all stakeholders through further debt reduction, distribution payments, and unit repurchases under our expanded unit buyback program.”

CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, February 23, 2023, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss fourth-quarter and full-year 2022 results. To participate, individuals should dial 888-330-2354 (Domestic) or 240-789-2706 (International) fifteen minutes before the scheduled conference call time and enter participant access code 32054. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
FILING OF ANNUAL REPORT ON FORM 10-K
Today WES also announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, with the Securities and Exchange Commission. A copy of the report is available for viewing and downloading on the Western Midstream website at www.westernmidstream.com. Unitholders may request hard copies of the report, which contains WES’s audited financial statements, free of charge, by emailing investors@westernmidstream.com, or by submitting a written request to Western Midstream Partners, LP at the following address: 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, TX 77380, Attention: Western Midstream Investor Relations.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Debt-to-Adjusted EBITDA (trailing twelve months).
(3)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free cash flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA or Free cash flow ranges.
(4)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(5)Board action on any Enhanced Distribution will be requested in April and is subject to the Board’s assessment of the needs of the business at that time.
(6)Subject to Board review and approval on a quarterly basis based on the needs of the business.
(7)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #
WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Daniel.Jenkins@westernmidstream.com
832.636.1009

Shelby Keltner
Manager, Investor Relations
Shelby.Keltner@westernmidstream.com
832.636.1009

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2022	2021	2022	2021
Revenues and other
Service revenues – fee based	$647,948	$621,093	$2,602,053	$2,462,835
Service revenues – product based	46,971	34,317	249,692	122,584
Product sales	84,268	63,588	399,023	290,947
Other	250	212	953	789
Total revenues and other	779,437	719,210	3,251,721	2,877,155
Equity income, net – related parties	44,095	45,308	183,483	204,645
Operating expenses
Cost of product	92,663	72,040	420,900	322,285
Operation and maintenance	166,923	147,102	654,566	581,300
General and administrative	49,382	55,576	194,017	195,549
Property and other taxes	18,065	18,275	78,559	64,267
Depreciation and amortization	151,910	144,225	582,365	551,629
Long-lived asset and other impairments	20,491	1,345	20,585	30,543
Total operating expenses	499,434	438,563	1,950,992	1,745,573
Gain (loss) on divestiture and other, net	104,560	(234)	103,676	44
Operating income (loss)	428,658	325,721	1,587,888	1,336,271
Interest expense	(84,606)	(89,472)	(333,939)	(376,512)
Gain (loss) on early extinguishment of debt	—	—	91	(24,944)
Other income (expense), net	1,486	390	1,603	(623)
Income (loss) before income taxes	345,538	236,639	1,255,643	934,192
Income tax expense (benefit)	504	(14,210)	4,187	(9,807)
Net income (loss)	345,034	250,849	1,251,456	943,999
Net income (loss) attributable to noncontrolling interests	8,710	7,332	34,353	27,707
Net income (loss) attributable to Western Midstream Partners, LP	$336,324	$243,517	$1,217,103	$916,292
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$336,324	$243,517	$1,217,103	$916,292
General partner interest in net (income) loss	(7,747)	(5,331)	(27,541)	(19,815)
Limited partners’ interest in net income (loss)	$328,577	$238,186	$1,189,562	$896,477
Net income (loss) per common unit – basic	$0.85	$0.58	$3.01	$2.18
Net income (loss) per common unit – diluted	$0.85	$0.58	$3.00	$2.18
Weighted-average common units outstanding – basic	384,885	407,212	394,951	411,309
Weighted-average common units outstanding – diluted	386,482	408,454	396,236	412,022

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	December 31, 2022	December 31, 2021
Total current assets	$900,425	$684,764
Net property, plant, and equipment	8,541,600	8,512,907
Other assets	1,829,603	2,075,408
Total assets	$11,271,628	$11,273,079
Total current liabilities	$903,857	$1,140,197
Long-term debt	6,569,582	6,400,616
Asset retirement obligations	290,021	298,275
Other liabilities	400,053	338,231
Total liabilities	8,163,513	8,177,319
Equity and partners’ capital
Common units (384,070,984 and 402,993,919 units issued and outstanding at December 31, 2022 and 2021, respectively)	2,969,604	2,966,955
General partner units (9,060,641 units issued and outstanding at December 31, 2022 and 2021)	2,105	(8,882)
Noncontrolling interests	136,406	137,687
Total liabilities, equity, and partners’ capital	$11,271,628	$11,273,079

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2022	2021
Cash flows from operating activities
Net income (loss)	$1,251,456	$943,999
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	582,365	551,629
Long-lived asset and other impairments	20,585	30,543
(Gain) loss on divestiture and other, net	(103,676)	(44)
(Gain) loss on early extinguishment of debt	(91)	24,944
Change in other items, net	(49,213)	215,781
Net cash provided by operating activities	$1,701,426	$1,766,852
Cash flows from investing activities
Capital expenditures	$(487,228)	$(313,674)
Acquisitions from third parties	(40,127)	—
Contributions to equity investments - related parties	(9,632)	(4,435)
Distributions from equity investments in excess of cumulative earnings – related parties	63,897	41,385
Proceeds from the sale of assets to related parties	200	—
Proceeds from the sale of assets to third parties	264,121	8,102
(Increase) decrease in materials and supplies inventory and other	(9,468)	11,084
Net cash used in investing activities	$(218,237)	$(257,538)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,389,010	$480,000
Repayments of debt	(1,518,548)	(1,432,966)
Increase (decrease) in outstanding checks	2,206	(21,631)
Distributions to Partnership unitholders	(735,755)	(533,758)
Distributions to Chipeta noncontrolling interest owner	(10,736)	(9,117)
Distributions to noncontrolling interest owner of WES Operating	(24,898)	(14,984)
Net contributions from (distributions to) related parties	1,423	8,533
Unit repurchases	(487,590)	(217,465)
Other	(13,644)	(10,849)
Net cash provided by (used in) financing activities	$(1,398,532)	$(1,752,237)
Net increase (decrease) in cash and cash equivalents	$84,657	$(242,923)
Cash and cash equivalents at beginning of period	201,999	444,922
Cash and cash equivalents at end of period	$286,656	$201,999

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended		Year Ended
thousands	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$779,437	$837,568	$3,251,721	$2,877,155
Less:
Cost of product	92,663	106,833	420,900	322,285
Depreciation and amortization	151,910	156,837	582,365	551,629
Gross margin	534,864	573,898	2,248,456	2,003,241
Add:
Distributions from equity investments	69,282	58,957	250,050	254,901
Depreciation and amortization	151,910	156,837	582,365	551,629
Less:
Reimbursed electricity-related charges recorded as revenues	23,577	20,741	81,764	74,405
Adjusted gross margin attributable to noncontrolling interests (1)	17,490	18,886	73,632	67,850
Adjusted gross margin	$714,989	$750,065	$2,925,475	$2,667,516

Gross margin
Gross margin for natural-gas assets (2)	$403,043	$422,709	$1,676,732	$1,536,163
Gross margin for crude-oil and NGLs assets (2)	75,690	90,581	346,406	287,391
Gross margin for produced-water assets (2)	61,189	65,439	245,274	197,821
Adjusted gross margin
Adjusted gross margin for natural-gas assets	$492,591	$521,117	$2,031,600	$1,882,726
Adjusted gross margin for crude-oil and NGLs assets	150,611	153,225	607,769	547,134
Adjusted gross margin for produced-water assets	71,787	75,723	286,106	237,656
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended		Year Ended
thousands	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$345,034	$273,581	$1,251,456	$943,999
Add:
Distributions from equity investments	69,282	58,957	250,050	254,901
Non-cash equity-based compensation expense	6,538	6,464	27,783	27,676
Interest expense	84,606	83,106	333,939	376,512
Income tax expense	504	387	4,187	4,403
Depreciation and amortization	151,910	156,837	582,365	551,629
Impairments	20,491	4	20,585	30,543
Other expense	209	165	555	1,468
Less:
Gain (loss) on divestiture and other, net	104,560	(104)	103,676	44
Gain (loss) on early extinguishment of debt	—	—	91	(24,944)
Equity income, net – related parties	44,095	41,317	183,483	204,645
Other income	1,484	58	1,648	585
Income tax benefit	—	—	—	14,210
Adjusted EBITDA attributable to noncontrolling interests (1)	12,654	13,406	54,049	49,901
Adjusted EBITDA	$515,781	$524,824	$2,127,973	$1,946,690
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$489,219	$468,768	$1,701,426	$1,766,852
Interest (income) expense, net	84,606	83,106	333,939	376,512
Accretion and amortization of long-term obligations, net	(1,783)	(1,773)	(7,142)	(7,635)
Current income tax expense (benefit)	262	550	2,188	(37)
Other (income) expense, net	(1,486)	(56)	(1,603)	623
Distributions from equity investments in excess of cumulative earnings – related parties	22,839	15,651	63,897	41,385
Changes in assets and liabilities:
Accounts receivable, net	(96,659)	(66,875)	116,296	(16,366)
Accounts and imbalance payables and accrued liabilities, net	72,881	17,840	7,812	(114,887)
Other items, net	(41,444)	21,019	(34,791)	(49,856)
Adjusted EBITDA attributable to noncontrolling interests (1)	(12,654)	(13,406)	(54,049)	(49,901)
Adjusted EBITDA	$515,781	$524,824	$2,127,973	$1,946,690
Cash flow information
Net cash provided by operating activities	$489,219	$468,768	$1,701,426	$1,766,852
Net cash used in investing activities	138,015	(185,305)	(218,237)	(257,538)
Net cash provided by (used in) financing activities	(499,671)	(221,804)	(1,398,532)	(1,752,237)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended		Year Ended
thousands	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$489,219	$468,768	$1,701,426	$1,766,852
Less:
Capital expenditures	145,723	150,148	487,228	313,674
Contributions to equity investments – related parties	733	3,859	9,632	4,435
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	22,839	15,651	63,897	41,385
Free cash flow	$365,602	$330,412	$1,268,463	$1,490,128
Cash flow information
Net cash provided by operating activities	$489,219	$468,768	$1,701,426	$1,766,852
Net cash used in investing activities	138,015	(185,305)	(218,237)	(257,538)
Net cash provided by (used in) financing activities	(499,671)	(221,804)	(1,398,532)	(1,752,237)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	402	418	409	466
Processing	3,520	3,544	3,474	3,374
Equity investments (1)	463	473	483	463
Total throughput	4,385	4,435	4,366	4,303
Throughput attributable to noncontrolling interests (2)	154	161	156	155
Total throughput attributable to WES for natural-gas assets	4,231	4,274	4,210	4,148
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	315	319	317	306
Equity investments (1)	347	411	373	366
Total throughput	662	730	690	672
Throughput attributable to noncontrolling interests (2)	13	15	14	13
Total throughput attributable to WES for crude-oil and NGLs assets	649	715	676	659
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	868	895	853	717
Throughput attributable to noncontrolling interests (2)	17	18	17	14
Total throughput attributable to WES for produced-water assets	851	877	836	703
Per-Mcf Gross margin for natural-gas assets (3)	$1.00	$1.04	$1.05	$0.98
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	1.24	1.35	1.38	1.17
Per-Bbl Gross margin for produced-water assets (3)	0.77	0.79	0.79	0.76

Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.27	$1.33	$1.32	$1.24
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (4)	2.53	2.33	2.46	2.28
Per-Bbl Adjusted gross margin for produced-water assets (4)	0.92	0.94	0.94	0.93
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,524	1,536	1,470	1,256
DJ Basin	1,343	1,326	1,331	1,369
Equity investments	463	473	483	463
Other	1,055	1,100	1,082	1,215
Total throughput for natural-gas assets	4,385	4,435	4,366	4,303
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	203	199	198	183
DJ Basin	77	81	82	90
Equity investments	347	411	373	366
Other	35	39	37	33
Total throughput for crude-oil and NGLs assets	662	730	690	672
Throughput for produced-water assets (MBbls/d)
Delaware Basin	868	895	853	717
Total throughput for produced-water assets	868	895	853	717